Exhibit 10.4

PROMISSORY NOTE

$300,000.00

St. Johns, Antigua

January 16, 2009

M2 Global Ltd, a Delaware corporation (“M2”), hereby promises to pay to the order of Zasis LLC, a Nevada Limited Liability Company (“Lender”) the principal sum of $300,000, together with interest thereon in lawful money of the United States as herein provided.

1. Interest. The unpaid principal balance of this Note shall bear interest commencing on the date all proceeds of the loan are received by M2, such interest to be at the rate of 5% per annum, payable when the Note matures. Interest shall be calculated based on the actual number of days the principal balance remains outstanding in a year of 365 days.

2. Maturity. The unpaid principal balance of this Note, together with accrued and unpaid interest, shall be due and payable on March 31, 2009.

3. Prepayment. The unpaid principal balance of the Note, together with accrued and unpaid interest, may be paid in whole or in part, at any time in the sole discretion of M2. Any prepayment in part by M2 shall be first allocated to any accrued and unpaid interest, with any remaining amount being allocated to the unpaid principal.

4. Default. If any of the following events occurs, all indebtedness owing by M2 hereunder shall become forthwith due and payable to Lender, upon delivery by Lender to M2 of a written notice of default and demand for payment, and the expiration of the following periods from the delivery of such notice, during which periods M2 shall have the ability to cure such default: (i) in the case of (a) below, ten days and (ii) in the case of (b), (c), (d), or (e) below, 30 days. The unpaid principal balance of this Note shall bear interest commencing after the cure period has expired at the rate of 10.0% per annum until the Note is paid in full, if the M2 is in default and has not cured such default.

(a) Any default by M2 in the payment, when due, of any part of the principal of or interest on this Note and the payment of any other sums payable by M2 pursuant to the terms of this Note.

(b) The insolvency or bankruptcy of M2 or any of its direct or indirect subsidiaries, the execution by M2 or any of its direct or indirect subsidiaries of an assignment for the benefit of creditors of substantially all of the assets of M2 or any such direct or indirect subsidiary, or M2’s or any of its direct or indirect subsidiary’s consent to the appointment of a trustee or a receiver or other officer of a court or other tribunal.

(c) The appointment of a trustee or receiver or other officer of a court for M2 or any of its direct or indirect subsidiaries, or for a substantial part of their properties, without the consent of M2 or of such direct or indirect subsidiary, where no discharge is effected within 30 days.

(d) The institution of bankruptcy, reorganization, insolvency, or liquidation proceedings by or against M2 or any of its direct or indirect subsidiaries, and if against M2 or such a direct or indirect subsidiary, where such proceeding is consented to by M2 or such subsidiary or remains undismissed for 30 days.

(e) Any breach or failure of M2 to perform any term or condition of this Note.

5. Collection. M2 and all guarantors and endorsers of this Note shall pay all costs and expenses of collection and enforcement of this Note, including reasonable attorneys’ fees.

6. Waiver. Demand, presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

7. Proceeds. The proceeds from this Note, to be given on and as of the date of this Note, shall consist of $600,000 in cash, to beused for the payment of interest on outstanding subordinated debt and costs associated with the proposed initial public offering of M2.

8. Assignment. This Note may not be assigned by Lender or M2 without the express written consent of the other party; provided,however, that Lender may assign this Note to any of its affiliates without such consent. Such an affiliate, for purposes of this Section 9, is any person of which Lender owns directly or indirectly more than 50% of the voting equity interests, or such person as owns directly or indirectly more than 50% of the voting equity interests of Lender, or which the Lender controls as general partner.

9. Governing Law. This Note is made and is being executed in the State of Florida, and the provisions hereof will be construed in accordance with the laws of the State of Florida. Furthermore, Lender and M2 (and their lawful assignees, successors and endorsers) further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in the State of Florida, and they do hereby submit to such jurisdiction in the State of Florida.

10. Severability. Invalidation of any of the provisions of this Note shall not affect the remainder of this Note.

11. Amendment. This Note may not be amended or modified except by an instrument in writing signed by both parties.

M2 Global Ltd.

By:	/s/ Mike Muscato
Mike Muscato, CEO